Exhibit 99.2

Filed by Dynegy Acquisition, Inc.

Pursuant to Rule 425 of the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended

Subject Company: Dynegy Inc.

Commission File No: 001-15659

FOR IMMEDIATE RELEASE	NR06-52

DYNEGY TO PROVIDE 2007 CASH FLOW AND

EARNINGS ESTIMATES ON DECEMBER 13

HOUSTON (November 9, 2006) – Dynegy Inc. (NYSE: DYN) today announced that it will provide 2007 cash flow and earnings estimates prior to the opening of the New York Stock Exchange on Wednesday, December 13, 2006. In connection with the announcement, Dynegy Chairman and Chief Executive Officer Bruce A. Williamson and members of the company’s senior management team will host an investor conference call and web cast at 8 a.m. ET/7 a.m. CT on Wednesday, December 13.

Participants may access the web cast and the related presentation materials on the “News & Financials” section of www.dynegy.com. For persons unable to listen to the live web cast, the call will be archived and available for replay in the previously mentioned section of the company’s web site until the date of the company’s fourth quarter and year-end 2006 financial results conference call.

On September 15, 2006, Dynegy announced a proposed combination with LS Power that is expected to result in a combined entity with more than 20,000 megawatts of generation capacity and a strong presence in the Midwest, the Northeast and the West Coast. The transaction, which is subject to shareholder and regulatory approvals, is scheduled to be completed in early 2007. The cash flow and earnings estimates that will be provided on December 13 will reflect the combined financial contributions of Dynegy and LS Power.

Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets. The company’s power generation portfolio consists of more than 12,800 megawatts of baseload, intermediate and peaking power plants fueled by a mix of coal, fuel oil and natural gas.

Certain statements included in this news release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements concerning Dynegy’s financial estimates for 2007 and its proposed combination with LS Power. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Dynegy cannot assure you that the proposed combination with LS Power will be consummated on the terms Dynegy currently contemplates, including obtaining the required shareholder and regulatory approvals, or that Dynegy will realize the expected benefits from such combination. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended Dec. 31, 2005, as amended, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006, which are available free of charge on the SEC’s web site at http://www.sec.gov. Dynegy expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

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DYNEGY TO PROVIDE 2007 CASH FLOW AND

EARNINGS ESTIMATES ON DECEMBER 13

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WHERE YOU CAN FIND MORE INFORMATION

Dynegy will file a proxy statement/prospectus with the SEC in connection with the previously announced proposed merger with LS Power. Investors and security holders are urged to carefully read the important information contained in the materials regarding the proposed transaction when it becomes available. Investors and security holders will be able to obtain a copy of the proxy statement/prospectus and other relevant documents, free of charge, at the SEC’s web site at http://www.sec.gov. Copies of the proxy statement/prospectus may also be obtained by writing Dynegy Inc. Investor Relations, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002 or by calling 713-507-6466.

Dynegy, LS Power and their respective directors, executive officers, partners and other members of management and employees may be deemed to be participants in the solicitation of proxies from Dynegy’s shareholders with respect to the proposed transaction. Information regarding Dynegy’s directors and executive officers is available in the company’s proxy statement for its 2006 Annual Meeting of Shareholders, dated April 3, 2006. Additional information regarding the interests of such potential participants will be included in the forthcoming proxy statement/prospectus and other relevant documents filed with the SEC when they become available. DYNC

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